            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                JANUARY 26, 1998


                           1940 ACT FILE NO. 811-5078


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2

                             REGISTRATION STATEMENT

         UNDER THE INVESTMENT COMPANY ACT OF 1940             |X|

                  Amendment No. 11                            |X|




                      MFS GOVERNMENT MARKETS INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000

                                Stephen E. Cavan
                              Secretary and Clerk
                      MFS Government Markets Income Trust
                  c/o Massachusetts Financial Services Company
                              500 Boylston Street
                          Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)

                                     PART C
                               OTHER INFORMATION


Item 24. Financial Statements and Exhibits:

                     1.    Exhibits:

                           (a)(1)   --      Declaration of Trust, dated March
                                            27, 1987; filed herewith.

                           (b)(1)   --      Amended and Restated By-Laws dated
                                            December 14, 1994 (previously filed
                                            as Exhibit (b)(2) to Amendment No.
                                            10 to the Registrant's Registration
                                            Statement on Form N-2 on March 30,
                                            1995 ("Amendment No. 10));
                                            incorporated herein by reference.

                           (c)      --      Inapplicable.

                           (d)      --      Specimen certificate for Shares of
                                            Beneficial Interest, without par
                                            value; filed herewith.

                           (e)      --      The section "Dividend Reinvestment
                                            and Cash  Purchase  Plan" on page 4
                                            of the Registrant's Annual Report
                                            to its Shareholders, for its fiscal
                                            year ended November 30, 1997;
                                            incorporated herein by reference.

                           (f)      --      Inapplicable.

                           (g)(1)   --      Investment Advisory Agreement,
                                            dated May 5, 1987; filed herewith.

                           (g)(2)   --      Administrative Services Agreement,
                                            dated March 1, 1997,  between
                                            Massachusetts Financial Services
                                            Company and the Registrant; filed
                                            herewith.

                           (h)      --      Omitted pursuant to General
                                            Instruction G.3. to Form N-2.

                           (i)      --      Retirement Plan for Non-Interested
                                            Person Trustees, dated January 1,
                                            1991; filed herewith.

                           (j)(1)   --      Custodian Agreement between the
                                            Registrant and State Street Bank
                                            and Trust Company, dated May 20,
                                            1987; filed herewith.

                           (j)(2)   --      Amendment to Custodian Agreement
                                            dated May 20, 1987; filed herewith.

                           (j)(3)   --      Amendment to Custodian Agreement
                                            dated October 9, 1991; filed
                                            herewith.

                           (j)(4)   --      Amendment to Custodian Agreement
                                            dated February 29, 1988; filed
                                            herewith.

                           (j)(5)   --      Amendment to the Custodian
                                            contract, dated October 1, 1989;
                                            filed herewith.

                           (k)(1)   --      Registrar, Transfer Agency and
                                            Service Agreement between Registrant
                                            and MFS Service Center, Inc., dated
                                            August 15, 1994 (previously filed
                                            as Exhibit (e)(2) to Amendment No.
                                            10); incorporated herein by
                                            reference.

                           (k)(2)   --      Loan Agreement by and among the
                                            Banks named therein, the MFS Funds
                                            named therein, and The First
                                            National Bank of Boston,  dated as
                                            of February 21, 1995,  previously
                                            filed as Exhibit  (k)(3) to
                                            Amendment No. 10; incorporated
                                            herein by reference.

                           (l)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (m)      --      None.

                           (n)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (o)      --      Omitted pursuant to General
                                            Instructions G.3 to Form N-2.

                           (p)      --      Form of Purchase Agreement; filed
                                            herewith.

                           (q)      --      Inapplicable.

                           (r)      --      Inapplicable.

                                       SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 26th day of January 1998.

                                        MFS GOVERNMENT
                                          MARKETS INCOME TRUST



                                        By:     JAMES R. BORDEWICK, JR.
                                        Name:   James R. Bordewick, Jr.
                                        Title:  Assistant Secretary


         SIGNATURE                          TITLE

A. KEITH BRODKIN*                  Chairman, President (Principal
A. Keith Brodkin                    Executive Officer) and Trustee


W. THOMAS LONDON*                  Treasurer (Principal Financial Officer
W. Thomas London                    and Principal Accounting Officer)


RICHARD B. BAILEY*                 Trustee
Richard B. Bailey


PETER G. HARWOOD*                  Trustee
Peter G. Harwood


J. ATWOOD IVES*                    Trustee
J. Atwood Ives

LAWRENCE T. PERERA, ESQ.*          Trustee
Lawrence T. Perera, Esq.


WILLIAM J. POORVU*                 Trustee
William J. Poorvu


CHARLES W. SCHMIDT*                Trustee
Charles W. Schmidt


ARNOLD D. SCOTT*                   Trustee
Arnold D. Scott


JEFFREY L. SHAMES*                 Trustee
Jeffrey L. Shames


ELAINE R. SMITH*                   Trustee
Elaine R. Smith


DAVID B. STONE*                    Trustee
David B. Stone



                                    *By:    JAMES R. BORDEWICK, JR.
                                    Name:   James R. Bordewick, Jr.
                                            as Attorney-in-fact

                                    Executed by James R. Bordewick, Jr., on behalf of those indicated pursuant to a Power of Attorney, dated September 21, 1994, previously filed with Amendment No. 10; incorporated herein by reference.

                               INDEX TO EXHIBITS



Exhibit No.                    Description of Exhibit

  (a)(1)          Declaration of Trust, dated March 27, 1987.

  (d)             Specimen certificate for Shares of Beneficial Interest,
                    without par value.

  (g)(1)          Investment Advisory Agreement, dated May 5, 1987.

  (g)(2)          Administrative Services Agreement, dated March 1, 1997,
                    between Massachusetts Financial Services Company and the Registrant.

  (i)             Retirement Plan for Non-Interested Person Trustees, dated
                    January 1, 1991.

  (j)(1)          Custodian Agreement between the Registrant and State Street
                    Bank and Trust Company, dated May 20, 1987.

  (j)(2)          Amendment to Custodian Agreement dated May 20, 1987.

  (j)(3)          Amendment to Custodian Agreement dated October 9, 1991.

  (j)(4)          Amendment to Custodian Agreement dated February 29, 1988.

  (j)(5)          Amendment to the Custodian contract, dated October 1, 1989.

  (p)             Form of Purchase Agreement.